Exhibit 10.10

EXECUTION

GUARANTY

(Mezzanine Loan)

THIS GUARANTY (this “Guaranty”) is executed as of September 30, 2015 by NEW YORK REIT, INC., a Maryland corporation (“NY REIT”) and NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“NYROP”, and together with NYREIT, collectively, “Guarantor”), for the benefit of PARAMOUNT GROUP FUND VIII 1440 BROADWAY MEZZ LP, a Delaware limited partnership (together with its successors and assigns, “Lender”).

WITNESSETH

WHEREAS, Lender has agreed to make a loan (the “Loan”) to ARC NY1440BWY1 MEZZ, LLC, a Delaware limited liability company (“Borrower”), in the original maximum principal amount of $40,000,000 (the “Loan Amount”), pursuant to that certain Mezzanine Loan Agreement, dated as of the date hereof, by and between Borrower and Lender (the “Loan Agreement”; capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Loan Agreement);

WHEREAS, to evidence the Loan, Borrower has executed and delivered to Lender that certain promissory note, dated as of the date hereof, in the aggregate original maximum principal amount of the Loan Amount (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”) ;

WHEREAS, Lender requires as a condition to making the Loan that Guarantor agrees to unconditionally guaranty for the benefit of Lender and its successors and assigns, the full and timely payment and performance of the Guaranteed Obligations (as hereinafter defined);

WHEREAS, Guarantor directly and/or indirectly owns an interest in Borrower and will derive substantial economic benefit from the making of the Loan by Lender to Borrower; and

WHEREAS, Guarantor has agreed to execute and deliver this Guaranty in order to induce Lender to make the Loan.

NOW, THEREFORE, to induce Lender to make the Loan to Borrower and in consideration for the substantial benefit Guarantor will derive from the making of the Loan and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1          Guaranty of Obligations.

(a)           Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender the full and timely payment and performance of all of the Guaranteed Obligations as and when the same shall be due and payable under the Loan Documents, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as primary obligor.

(b)           Notwithstanding anything herein or in the Loan Documents to the contrary, Guarantor shall have no liability for Guaranteed Obligations or other matters hereunder for (i) any action taken by any Person (other than Borrower, Property Owner, Guarantor, or any other Person that, directly or indirectly, Controls, is Controlled by or is under Common Control with Guarantor) from and after a Transfer approved by Lender in accordance with the terms of the Loan Documents of the entire Property or all of the direct and indirect interests of Borrower in Mortgage Borrower to a Person that is not an Affiliate of Guarantor, (ii) any action taken by any Person (other than Borrower, Property Owner, Guarantor, or any other Person that, directly or indirectly, Controls, is Controlled by or is under Common Control with Guarantor) from and after Mortgage Lender obtains title to the Property or Lender obtains title to the Collateral, whether by foreclosure, deed-in-lieu of foreclosure or otherwise in connection with any exercise of Mortgage Lender’s remedies pursuant to the Mortgage Loan Documents or Lender’s remedies pursuant to the Loan Documents, or any actions taken by any Person (other than Borrower, Property Owner, Guarantor or any other Person that, directly or indirectly, Controls, is Controlled by or is under Common Control with Guarantor, except if such action of Borrower, Property Owner, Guarantor or any other such Person is caused or required by a receiver, trustee, liquidator, conservator, Lender or applicable law) on or after the date on which a receiver, trustee, liquidator, or conservator is appointed, at Mortgage Lender’s or Lender’s request, to take Control of the Property or the Collateral, or (iii) any action taken (a) by Lender or, to the extent there is any other mezzanine lender (“Additional Mezzanine Lender”) with respect to any additional mezzanine loan (“Additional Mezzanine Loan”) under Section 9.24(b) of the Loan Agreement, any Additional Mezzanine Lender, during any period in which either Lender or Additional Mezzanine Lender exercises Control of any Required SPE, Borrower, Property Owner and/or the Property or the Collateral under the loan documents or the documents evidencing the Additional Mezzanine Loan, as applicable, or (b) from and after a mezzanine foreclosure or assignment-in-lieu thereof with respect to any Additional Mezzanine Loan.

1.2          Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower pursuant to Section 9.19(b) and Section 9.19(c) of the Loan Agreement.

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1.3          Nature of Guaranty. This Guaranty is an irrevocable, absolute and continuing guaranty of payment and not a guaranty of collection. No exculpatory language contained in any of the other Loan Documents shall in any event or under any circumstances modify, qualify or affect the obligations and liabilities of Guarantor hereunder. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor and, if Guarantor is a natural person, after Guarantor’s death, in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs. It is the intent of Guarantor and Lender that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances (other than payment in full of the Indebtedness) and that, subject to Section 1.1(b) above so long as any portion of the Indebtedness shall be outstanding, such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence (including the fact that at any time or from time to time the Indebtedness or the Guaranteed Obligations may be increased or reduced) that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of any Note or any part thereof and shall not be discharged by the assignment or negotiation of all or any part of any Note.

1.4          Joint and Several Liability. Notwithstanding anything to the contrary, if Guarantor is comprised of more than one Person, the obligations and liabilities of each such Person under this Guaranty shall be joint and several.

1.5          Guaranteed Obligations Not Reduced by Set-Off. Subject to Section 1.1(b), the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future set-off, offset, claim or defense (other than the defense of payment) of any kind or nature that Borrower, Guarantor or any other Person has or may hereafter have against Lender or against payment of the Indebtedness or the Guaranteed Obligations, whether such set-off, offset, claim or defense arises in connection with the Guaranteed Obligations or otherwise.

1.6          No Duty to Pursue Others; No Duty to Mitigate. It shall not be necessary for Lender (and Guarantor hereby waives any rights that Guarantor may have to require Lender) to take any action, obtain any judgment or file any claim prior to enforcing this Guaranty, including to (i) institute suit or otherwise enforce Lender’s rights, or exhaust its remedies, against Borrower or any other Person liable on all or any part of the Indebtedness or the Guaranteed Obligations, or against any other Person, (ii) enforce Lender’s rights, or exhaust any remedies available to Lender, against any collateral that shall ever have been given to secure all or any part of the Indebtedness or the Guaranteed Obligations, (iii) join Borrower or any other Person liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of all or any part of the Indebtedness or the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7          Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid or performed when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever other than notice to Guarantor of the Guaranteed Obligations payable by Guarantor, pay in lawful money of the United States of America, the amount due thereon to Lender. Amounts not paid when due hereunder shall accrue interest at the Default Rate, unless such amounts already include interest at the Default Rate pursuant to the terms of the other Loan Documents. Such demands may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations and may be made from time to time with respect to the same or different Guaranteed Obligations.

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1.8          Application of Payments. If, at any time, there is any Indebtedness or obligations of Borrower to Lender that is not guaranteed by Guarantor, Lender, without in any manner impairing its rights hereunder, may, at its option, apply all amounts realized by Lender from any collateral or security held by Lender first to the payment of such unguaranteed Indebtedness or obligations, with the remaining amounts, if any, to then be applied to the payment of the Indebtedness or obligations guaranteed by Guarantor.

1.9          Waivers.

(a)           Guarantor hereby assents to all of the terms and agreements heretofore and hereafter made by Borrower with Lender (including the provisions of the Loan Documents) and hereby waives diligence, presentment, protest, demand on Borrower for payment or otherwise, filing of claims, requirement of a prior proceeding against Borrower and all notices (other than notices expressly provided for hereunder or required to be delivered under applicable law), including notice of:

(i)           the acceptance of this Guaranty;

(ii)          the present existence or future incurring of all or any part of the Indebtedness, or any future change to the time, manner or place of payment of, or in any other term of all or any part of the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations;

(iii)         any amendment, modification, replacement or extension of any of the Loan Documents or the Mortgage Loan Documents;

(iv)         the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory note or other documents arising under the Loan Documents or in connection with the Collateral;

(v)          Lender’s transfer, participation, componentization or other disposition of all or any part of the Loan or this Guaranty, or an interest therein, or any collateral for the Guaranteed Obligations, or Mortgage Lender’s transfer, participation, componentization or other disposition of all or any part of the Mortgage Loan, or an interest therein;

(vi)         the sale or foreclosure (or posting or advertising for sale or foreclosure), or assignment-in-lieu of foreclosure, of any collateral for the Guaranteed Obligations;

(vii)        the sale or foreclosure (or posting or advertising for sale or foreclosure) or deed-in-lieu of foreclosure, of any Mortgage Loan Collateral;

(viii)       any protest, proof of non-payment or default by Borrower, or the occurrence of a breach or an Event of Default, or the intent to accelerate or of acceleration in relation to any instrument relating to the Indebtedness or the Guaranteed Obligations;

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(ix)          any protest, proof of non-payment or default by Mortgage Borrower, or the occurrence of a breach or a Mortgage Loan Event of Default, or the intent to accelerate or of acceleration in relation to any instrument relating to the Mortgage Loan Indebtedness or the Guaranteed Obligations;

(x)           the obtaining or release of any guaranty or surety agreement, pledge, assignment or other security for the Indebtedness or the Guaranteed Obligations, or any part thereof; or

(xi)          any other action at any time taken or omitted to be taken by Lender or Mortgage Lender generally and any and all demands and notices of every kind in connection with this Guaranty, the other Loan Documents, the Mortgage Loan Documents and any other documents or agreements evidencing, securing or relating to the Indebtedness or the Guaranteed Obligations, or any part thereof.

(b)           Guarantor hereby waives any and all rights it may now or hereafter have to, and covenants and agrees that it shall not at any time, insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshaling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Lender of, this Guaranty. Guarantor hereby further waives any and all rights it may now or hereafter have to, and covenants and agrees that it shall not, set up or claim any defense, counterclaim (other than compulsory counterclaims), cross-claim, set-off, offset, right of recoupment or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by Lender hereunder, except for the defense of the actual timely performance of the Guaranteed Obligations hereunder.

(c)           Guarantor specifically acknowledges and agrees that the waivers made by it in this Section and in the other provisions of this Guaranty are of the essence of the Loan transaction and that, but for this Guaranty and such waivers, Lender would not make the Loan to Borrower.

1.10        Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates, so long as the Indebtedness remains outstanding, any and all rights it may now or hereafter have under any agreement, at law or in equity (including any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other Person liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.11        Reinstatement; Effect of Bankruptcy. Guarantor agrees that if at any time all or any part of any payment at any time received by Lender from, or on behalf of, Borrower or Guarantor under or with respect to this Guaranty is held to constitute a Preferential Payment (as defined in Section 4.4), or if Lender is required to rescind, restore or return all or part of any such payment or pay the amount thereof to another Person for any reason (including the insolvency, bankruptcy reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder), then the Guaranteed Obligations hereunder shall, to the extent of the payment rescinded, restored or returned, be deemed to have continued in existence notwithstanding such previous receipt by Lender, and the Guaranteed Obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment as though such previous payment to Lender had never been made.

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ARTICLE II

EVENTS AND CIRCUMSTANCES NOT
REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

2.1          Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, although without notice to or the further consent of Guarantor, and waives any common law, equitable, statutory or other rights (including rights to notice) or defenses (other than the defense of payment) that Guarantor might otherwise have as a result of or in connection with any of the following:

(a)           Modifications. Any change in the time, manner or place of payment of all or any part of the Indebtedness or the Guaranteed Obligations, or in any other term thereof, or any renewal, extension, increase, alteration, rearrangement, amendment or other modification to any provision of any of the Loan Documents or any other document, instrument, contract or agreement between Borrower and Lender or any other Person pertaining to the Indebtedness or the Guaranteed Obligations.

(b)           Adjustment. Any adjustment, indulgence, forbearance, waiver, consent or compromise that Lender might extend, grant or give to Borrower, Guarantor or any other Person with respect to any provision of this Guaranty or any of the other Loan Documents.

(c)           Condition of Borrower or Guarantor. The voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the respective assets and liabilities of Borrower, Property Owner or any individual Guarantor, the appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of the assets of Borrower, Property Owner or any individual Guarantor, the insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, consolidation, merger arrangement, composition, readjustment or the commencement of any other similar proceedings affecting Borrower, Property Owner or any individual Guarantor or any of the assets of any of them, including (A) the release or discharge of Borrower from the payment and performance of its obligations under any of the Loan Documents by operation of law, (B) the release or discharge of Property Owner from the payment and performance of its obligations under any of the Mortgage Loan Documents by operation of law, (C) the impairment, limitation or modification of the liability of Borrower or Guarantor, or of any remedy for the enforcement of Lender’s rights, under this Guaranty or any of the other Loan Documents, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute of law or from the decision in any court or (D) the impairment, limitation or modification of the liability of Property Owner, Borrower or any individual Guarantor, or if any remedy for the enforcement of Mortgage Lender’s rights, under any of the Mortgage Loan Documents, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute of law or from the decision of any court.

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(d)           Invalidity of Guaranteed Obligations. The invalidity, illegality, irregularity or unenforceability of all or any part of this Guaranty, the Loan Documents or of any of the Mortgage Loan Documents, or of any other document or agreement executed in connection with the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations for any reason whatsoever, including the fact that (i) the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations, or any part thereof, is ultra vires, (iii) the officers or representatives executing the Loan Documents, the Mortgage Loan Documents or any other document or agreement executed in connection with the creating of the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations, or any part thereof, acted in excess of their authority, (iv) the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations, or any part thereof, violates applicable usury laws, (v) Borrower, Property Owner or Guarantor has valid defenses (other than the defense of payment), claims or offsets (whether at law, in equity or by agreement) that render the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations wholly or partially uncollectible, (vi) the creation, performance or repayment of the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations, or any part thereof (or the execution, delivery and performance of any document or instrument representing the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations, or any part thereof, or executed in connection with the Indebtedness or the Guaranteed Obligations, or given to secure the repayment of the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations, or any part thereof), is illegal, uncollectible, legally impossible or unenforceable or (vii) any of the Loan Documents, the Mortgage Loan Documents or any other document or agreement executed in connection with the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations, or any part thereof, has been forged or otherwise are irregular or not genuine or authentic.

(e)           Release of Obligors. Any compromise or full or partial release of the liability of Borrower or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the obligations under this Guaranty or any of the other Loan Documents.

(f)           Release of Collateral; Other Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment by Lender or Mortgage Lender (including negligent, willful, unreasonable or unjustifiable impairment) of, or failure to perfect or obtain protection of, any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations; or the taking or accepting of any other security, collateral or guaranty or other assurance of payment for all or any part of the Indebtedness, the Mortgage Loan Indebtedness or the Guaranteed Obligations.

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(g)           Offset. Any existing or future right of set-off, offset, claim, counterclaim or defense (other than the defense of payment) of any kind or nature against Lender or any other Person, which may be available to or asserted by Guarantor or Borrower.

(h)           Change in Law. Any change in the laws, rules or regulations of any jurisdiction or any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of Borrower under any of the Loan Documents, Guarantor under this Guaranty or Property Owner under the Mortgage Loan Documents.

(i)            Event of Default. The occurrence of any Event of Default or any potential Event of Default under any of the Loan Documents, whether or not Lender has exercised any of its rights and remedies under the Loan Documents upon the happening of any such Event of Default or potential Event of Default, or the occurrence of any Mortgage Loan Event of Default under any of the Mortgage Loan Documents, whether or not Mortgage Lender has exercised any of its rights and remedies under the Mortgage Loan Documents upon the happening of any such Mortgage Loan Event of Default.

(j)            Actions Omitted. The absence of any action to enforce any of Lender’s rights under the Loan Documents or Mortgage Lender’s rights under the Mortgage Loan Documents, or available to Lender or Mortgage Lender at law, equity or otherwise, to recover any judgment against Borrower or Property Owner or to enforce a judgment against Borrower under any of the Loan Documents or the Mortgage Loan Documents, as applicable.

(k)           Other Dealings. The occurrence of any other dealing, transaction, matter or thing between Guarantor and Lender.

(l)            Application of Sums. The application of any sums by whomsoever paid or however realized to any amounts owing by Guarantor or Borrower to Lender in such manner as Lender shall determine in its sole discretion, subject to, and otherwise in accordance with, the terms of the Loan Agreement and the other Loan Documents, or the application of any sums by whomsoever paid or however realized to any amounts owing by Guarantor or Property Owner to Mortgage Lender in such manner as Mortgage Lender shall determine in its sole discretion.

(m)         Ownership Interest. Subject to Section 1.1(b), any change in or termination of the ownership interest of Guarantor (whether direct or indirect).

(n)          Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

(o)           Merger. The reorganization, merger or consolidation of Borrower and/or Property Owner into or with any other Person.

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(p)           Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

(q)           Other Circumstances. Any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor generally, it being the unambiguous and unequivocal intention of Guarantor and Lender that the liability of Guarantor hereunder shall be direct and immediate and that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations and except subject to Section 1.1(b).

2.2          Indebtedness or Other Obligations of Guarantor. If Guarantor is or becomes liable for any Indebtedness owed by Borrower to Lender by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected by this Guaranty and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any right or remedy under any other instrument or at law or in equity, including the making of multiple demands hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; COVENANTS

3.1          Representations and Warranties. To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor hereby represents and warrants to Lender that, on the date hereof:

(a)           Due Formation, Authorization and Enforceability. Guarantor is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has full power and legal right to execute and deliver this Guaranty and to perform under this Guaranty. Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty. This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

(b)           Benefit to Guarantor. Guarantor hereby acknowledges that Lender would not make the Loan but for the liability undertaken by Guarantor under this Guaranty. Guarantor (i) is an affiliate of Borrower and (ii) has received, or will receive, direct and/or indirect benefit from the making of the Loan to Borrower.

(c)           Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral granted, or intended to be granted, as security for the Indebtedness; provided, however, Guarantor is not relying on such financial condition or such collateral as an inducement to enter into this Guaranty.

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(d)           No Representation by Lender. Neither Lender nor any other Person has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

(e)           Solvency. Guarantor has not entered into this Guaranty with the actual intent to hinder, delay or defraud any creditor. Guarantor received reasonably equivalent value in exchange for the Guaranteed Obligations. Guarantor is not presently insolvent, and the execution and delivery of this Guaranty will not render Guarantor insolvent.

(f)           No Conflicts. The execution and delivery of this Guaranty by Guarantor, and the performance of transactions contemplated hereunder do not and will not (i) conflict with or violate any Legal Requirements or any governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting Guarantor or any of its assets or property, (ii) conflict with, result in a breach of, or constitute a default (including any circumstance or event that would be a default but for the lack of due notice or lapse of time or both) under any of the terms, conditions or provisions of any of Guarantor’s organizational documents or any agreement or instrument to which Guarantor is a party, or by which Guarantor or its assets or property are bound or (iii) result in the creation or imposition of any Lien on any of Guarantor’s assets or property.

(g)           Litigation. There is no action, suit, proceeding, arbitration or investigation pending or, to Guarantor’s knowledge, threatened against Guarantor in any court or by or before any other Governmental Authority, in each case, which, if determined adversely to Guarantor, would materially and adversely affect the performance of Guarantor’s obligations and duties under this Guaranty. There are no outstanding or unpaid judgments against Guarantor.

(h)           Consents. No consent, approval, authorization, order or filings of or with any court or Governmental Authority is required for the execution, delivery and performance by Guarantor of, or compliance by Guarantor with, this Guaranty other than those that have been obtained by Guarantor.

(i)            Compliance. Guarantor is not in default or violation of any regulation, order, writ, injunction, decree or demand of any Governmental Authority, the violation or default of which would materially and adversely affect the condition (financial or otherwise) or business of Guarantor or that would materially and adversely affect its performance hereunder.

(j)            Financial Information. All financial data that have been delivered to Lender with regard to Guarantor by or on behalf of Guarantor (i) are true, complete and correct in all material respects as of the date set forth therein, (ii) accurately represent the financial condition of Guarantor as of the date of such reports and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as otherwise indicated to Lender.

(k)           No Defenses. This Guaranty and the obligations of Guarantor hereunder are not subject to, and Guarantor has not asserted, any right of rescission, offset, counterclaim, cross-claim, recoupment or affirmative or other defense of any kind and neither the operation of any of the terms of this Guaranty nor the exercise of any right hereunder will render the Guaranty unenforceable in whole or in part.

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(l)           Tax Filings. Guarantor has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid, or has made adequate provision for the payment of, all federal, state and local taxes, charges and assessments payable by Guarantor. Guarantor reasonably believes that its tax returns properly reflect the incomes and taxes of Guarantor for the periods covered thereby.

(m)          No Bankruptcy Filing. Guarantor is not and has never been a debtor in any voluntary or involuntary state or federal bankruptcy, insolvency or similar proceeding. Guarantor is contemplating neither the filing of a petition under any state or federal bankruptcy or insolvency laws nor the liquidation of its assets or property and Guarantor does not have any knowledge of any Person contemplating the filing of any such petition against it. During the ten year period preceding the Closing Date, no such petition has been filed by or against any person who owns or controls, directly or indirectly, ten percent or more of the beneficial ownership interests of Guarantor.

(n)           No Change in Facts or Circumstances; Full and Accurate Disclosure. There has been no material adverse change in any condition, fact, circumstance or event, and there is no fact or circumstance presently known to Guarantor that has not been disclosed to Lender, in each case that would make the financial statements or other documents submitted in connection with the Loan or this Guaranty inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects, or would materially and adversely affect, Guarantor or its business, operations or conditions (financial or otherwise).

(o)           Embargoed Person. To Guarantor’s knowledge, (i) none of the funds or other assets of Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (ii) no Embargoed Person has any equity interest whatsoever in Guarantor (whether directly or indirectly) and (iii) none of the funds of Guarantor have been derived from any unlawful activity. Notwithstanding anything to the contrary contained herein, the representations and warranties contained in this subsection shall survive in perpetuity subject to Section 1.1(b). The representations and warranties set forth in this Section 3.1(o) are made only to Guarantor’s knowledge with respect to the direct and/or indirect ownership of any shares of stock in NY REIT.

(p)           Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Guarantor, and to Guarantor's knowledge, each Person owning an interest in Guarantor: (a) is not currently identified on the OFAC List and (b) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of any Legal Requirement. Guarantor has implemented procedures, and will consistently apply such procedures throughout the term of the Loan and the existence of this Guaranty, to ensure the foregoing representations and warranties remain true and correct in all material respects during the term of the Loan and the existence of this Guaranty. The representations and warranties set forth in this Section 3.1(p) are made only to Guarantor’s knowledge with respect to the direct and/or indirect ownership of any shares of stock in NY REIT.

(q)           Investment Company Act. Guarantor is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.

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(r)          Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

3.2         Covenants. Each Guarantor covenants and agrees with Lender that, until payment in full of the Loan:

(a)          Throughout the term of the Loan and so long as any portion of the Indebtedness remains outstanding, NY REIT shall maintain, on a consolidated basis, minimum Net Worth of no less than $575,000,000, and minimum Liquidity of no less than $5,000,000, and failure to do so at any time shall constitute an immediate Event of Default. For purposes of this Section, “Net Worth” means total assets (excluding the value of NY REIT’s direct or indirect interest in Borrower, and excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) less total liabilities (including accrued and deferred income taxes and any reserves against assets), determined in accordance with GAAP applied on a consistent basis; and “Liquidity” means Lien-free cash balances maintained in the conventional forms of demand deposits, money market account deposits, monies held in cash reserves not held by Lender and other cash equivalents reasonably acceptable to Lender.

(b)        As soon as available, and in any event within 120 days after the close of each Fiscal Year or, if earlier, promptly following the filing of such financial statements with the SEC, NY REIT shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at NY REIT’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, or in either case, in such other format as may reasonably be acceptable to Lender, annual consolidated financial statements of NY REIT, including a balance sheet, together with related statements of operations and equityholders’ capital and cash flow for such Fiscal Year, audited by a “Big Four” accounting firm or other independent public accounting firm reasonably acceptable to Lender whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit.

(c)        As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (excluding year-end) or, if earlier, promptly following the filing of such financial statements with the SEC, NY REIT shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at NY REIT’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, or in either case, in such other format as may be reasonably acceptable to Lender, quarterly and year-to-date unaudited consolidated financial statements, prepared for such fiscal quarter with respect to NY REIT, including a consolidated balance sheet of NY REIT as of the end of such Fiscal Quarter, together with related statements of operations, equityholders’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in comparative form the corresponding figures for the same period for the preceding fiscal year, and containing such other information as Lender may reasonably request, which statements and other information shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete in all material respects. and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments.

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(d)        NY REIT shall make its representatives and officers available to Lender from time to time, upon Lender’s reasonable request, to explain or discuss any financial information provided by NY REIT to Lender under Sections 3.2(b) and (c).

(e)        Guarantor will preserve and maintain its legal existence. Except as permitted under the Loan Documents, Guarantor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets unless, only with respect to a merger or consolidation or amalgamation, or a sale of all or substantially all of its assets, (i) the surviving entity assumes the obligations of such Guarantor hereunder and under the other Loan Documents if not already a party to this Guaranty and the Environmental Indemnity, and (ii) such transaction does not result in a Prohibited Change of Control or violation of Section 3.2(a).

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1         Subordination of Guarantor’s Conditional Rights. As used herein, the term “Guarantor’s Conditional Rights” shall mean any and all debts and liabilities of Borrower owed to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created or the manner in which they have been or may hereafter be acquired by Guarantor. Prior to the occurrence and continuance of an Event of Default, Guarantor’s Conditional Rights hereunder shall not include Guarantor’s right to receive equity distributions from Borrower directly or indirectly from time to time.

4.2         Liens Subordinate; Standstill. Notwithstanding any other provision of this Guaranty to the contrary, until the repayment in full of the Indebtedness, Guarantor hereby agrees that (i) all Guarantor’s Conditional Rights and any and all liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor’s Conditional Rights shall be and remain, at all times, inferior and subordinate in all respects to the payment and performance in full of the Indebtedness and any and all liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Indebtedness, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach, (ii) prior to the occurrence and during the continuance of a Cash Flow Sweep Period or Event of Default, Guarantor shall not be entitled to, and shall not, receive or collect, directly or indirectly, from Borrower or any other Person any amount pursuant to or in satisfaction of any of the Guarantor’s Conditional Rights and (iii) Guarantor shall not, without the prior written consent of Lender, (x) exercise or enforce any creditor’s right it may have against Borrower in respect of any of the Guarantor’s Conditional Rights or (y) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor in respect of any of Guarantor’s Conditional Rights. The foregoing shall in no way limit the complete waiver of subrogation rights contained in Section 1.10.

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4.3          Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right and authority, either in its own name or as attorney-in-fact for Guarantor, to prove its claim in any such proceeding and to take such other steps as may be necessary so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian and payments that would otherwise be payable pursuant to or in satisfaction of any of the Guarantor’s Conditional Rights. Guarantor hereby assigns any and all such payments to Lender.

4.4          Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment or claim that is prohibited by this Guaranty on account of any of the Guarantor’s Conditional Rights (for avoidance of doubt the foregoing excludes equity distributions made by Borrower from time to time directly or indirectly so long as no Event of Default is continuing) and either (i) such amount is paid to Guarantor at any time when any part of the Indebtedness or the Guaranteed Obligations shall not have been paid or performed in full or, (ii) regardless of when such amount is paid to Guarantor, any payment made by, or on behalf of, Borrower to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other Person, whether under any bankruptcy act or otherwise (such payment, a “Preferential Payment”), then such amount paid to Guarantor shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Indebtedness or the Guaranteed Obligations, whether matured or unmatured, in such order as Lender, in its sole and absolute discretion, shall determine. To the extent that any of the provisions of this Article 4 shall not be enforceable, Guarantor agrees that until such time as the Indebtedness and the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by Borrower to Lender may be determined to be a Preferential Payment, all of the Guarantor’s Conditional Rights, to the extent not validly waived, shall be subordinate to Lender’s right to full payment and performance of the Indebtedness and the Guaranteed Obligations and Guarantor shall not enforce any of the Guarantor’s Conditional Rights during such period.

ARTICLE V

MISCELLANEOUS

5.1          Lender’s Benefit; No Impairment of Loan Documents. This Guaranty is for the benefit of Lender and its successors and assigns and nothing contained herein shall impair, as between Borrower and Lender, the obligations of Borrower under the Loan Documents. Lender and its successors and assigns shall have the right subject to and in accordance with the terms of the Loan Agreement to assign, in whole or in part, this Guaranty and the other Loan Documents to any Person and to participate all or any portion of the Loan, including any servicer or trustee in connection with a Securitization.

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5.2          Successors and Assigns; Binding Effect. This Guaranty shall be binding upon Guarantor and its heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law. Notwithstanding anything to the contrary herein, Guarantor may in no event delegate or transfer its obligations under, or be released from, this Guaranty, except in accordance with the terms of the Loan Agreement and this Guaranty.

5.3          Costs and Expenses. If Guarantor should breach or fail to timely perform any provision of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay to Lender any and all costs and expenses (including court costs and reasonable attorneys’ fees and expenses) incurred by Lender in connection with the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

5.4          Not a Waiver; No Set-Off. The failure of any party to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations hereunder, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Guaranty, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty or to declare a default for failure to effect prompt payment of any such other amount. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce any of the Indebtedness or the Guaranteed Obligations. No set-off, counterclaim (other than compulsory counterclaims), reduction, diminution of any obligations or any defense (other than the defense of payment) of any kind or nature that Guarantor has or may hereafter have against Borrower or Lender shall be available hereunder to Guarantor.

5.5          PRIOR AGREEMENTS. THIS GUARANTY CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO IN RESPECT OF THE GUARANTY DESCRIBED HEREIN, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS GUARANTY AS THEY RELATE TO THE GUARANTY DESCRIBED HEREIN.

5.6          No Oral Change. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by Lender, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.

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5.7          Separate Remedies. Each and all of Lender’s rights and remedies under this Guaranty and each of the other Loan Documents are intended to be distinct, separate and cumulative and no such right or remedy herein or therein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to Lender.

5.8          Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

5.9          Rules of Construction. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Guaranty shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to” and “including, without limitation” and (iii) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

5.10       Headings. The Section headings in this Guaranty are included in this Guaranty for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

5.11       Recitals. The recitals and introductory paragraphs of this Guaranty are incorporated herein, and made a part hereof, by this reference.

5.12       Counterparts; Facsimile Signatures. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Guaranty.

5.13       Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or as a pdf attachment to an e-mail to the respective addresses specified below, immediately followed by one of the other delivery methods provided). Any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Guaranty in the manner provided for in this Section). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

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If to Lender:	c/o Paramount Group Real Estate Fund VIII L.P.
1633 Broadway, Suite 1801
New York, New York 10019
Attention: Albert Behler, CEO
E-mail: abehler@paramount-group.com

with copies to:	c/o Paramount Group Real Estate Fund VIII L.P.
1633 Broadway, Suite 1801
New York, New York 10019
Attention: Gage Johnson, General Counsel
E-mail: gjohnson@paramount-group.com

and:	Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Thomas J. Henry
E-mail: thenry@willkie.com

If to Borrower:	c/o New York Recovery Advisors, LLC
405 Park Avenue, 7th Floor
New York, NY 10022
Attn: Legal Department
E-Mail: MEad@nyrt.com

With a copies to:	c/o New York Recovery Advisors, LLC
405 Park Avenue, 7th Floor
New York, NY 10022
Attn: Michael Happel
E-Mail: Mhappel@nyrt.com

and:	Arnold & Porter LLP
399 Park Avenue
New York, NY 10022
Attn: John Busillo, Esq.
E-Mail: John.Busillo@aporter.com

5.14       Governing Law. (A)       THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, WITHOUT REGARD TO CHOICE OF LAW RULES, TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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(B)         ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR OR LENDER ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK. GUARANTOR AND LENDER HEREBY EACH (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 5.13 HEREOF (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).

5.15        Trial by Jury. GUARANTOR AND LENDER, TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR AND LENDER.

5.16        Brokers and Financial Advisors. Guarantor hereby represents that none of Borrower, Guarantor or any of their respective Affiliates has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Guaranty and/or the other Loan Documents. Lender hereby represents that neither Lender nor any of its respective Affiliates have dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Guaranty and/or the other Loan Documents. Guarantor and Lender agree to indemnify and hold each other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, Guarantor, Lender or any of their respective Affiliates, as applicable, in connection with the transactions contemplated in this Guaranty and/or the other Loan Documents. The provisions of this Section shall survive the expiration and termination of this Guaranty and the repayment of the Indebtedness.

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5.17        Cooperation. Guarantor agrees that it is bound by, and agrees to comply with, the provisions of Section 9.24(b) of the Loan Agreement, the provisions of which are hereby incorporated by reference as if set forth herein in full.

[No Further Text on this Page; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Guaranty all as of the day and year first above written.

GUARANTOR:

NEW YORK REIT, INC., a Maryland corporation

By:	/s/ Michael Ead
Name: Michael Ead
Title: Authorized Signatory

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	New York REIT, Inc., its general partner

By:	/s/ Michael Ead
Name: Michael Ead
Title: Authorized Signatory